Exhibit 10.21

                       AMERICAN LOCKER GROUP INCORPORATED
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


ARTICLE I.  PURPOSE OF THE PLAN

            The purposes of the American Locker Group Incorporated Supplemental Executive Retirement Plan are to recognize the substantial contributions to the success and profitability of American Locker Group Incorporated (the "Company") made by certain executive level employees who have served the Company for many years and, thereby, to promote and maintain the profitability of the Company by attracting and retaining executives of outstanding competence.

ARTICLE II. DEFINITIONS

            In this Plan, the following words and phrases shall have the following meanings:

            2.01 "ACTUAL RETIREMENT" shall mean the date upon which the Eligible Executive ceases (for reasons other than death) all active employment with the Company.
            2.02  "BOARD" shall mean the Board of Directors of the Company.

            2.03  "CHANGE OF CONTROL" shall mean a change in ownership or control of the Company such that:

                  (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, or any Company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act whether or not the Company is then subject to the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

                  (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Trust Agreement) there shall cease to be a majority of



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      the Board  comprised as follows:  individuals who at the beginning of such period constituted the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

                  (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent
      (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, the stockholders of the Company approve a plan of complete liquidation of the Company, or the Company enters into an agreement for the sale or other disposition of all or substantially all of the Company's assets, in a single transaction or a series of related transactions, or the Company otherwise disposes of such assets.

            2.04 "COMMITTEE" shall mean a committee of no less than three persons appointed by the Board to administer this Plan; provided, however, in the event the Board, in its discretion, has not or does not appoint a Committee, or in the event that the members of such Committee have resigned or are unable to serve for any reason, "Committee" shall mean the Board of Directors; and provided further, no person who has been designated as an Eligible Executive shall be permitted to take part in the deliberations of the Committee with regard to a determination of his or her participation in or benefits under this Plan.

            2.05 "COMPANY" shall mean American Locker Group Incorporated, a Delaware corporation, with its principal place of business in Jamestown, New York.
            2.06 "ELIGIBLE EXECUTIVE" shall mean an officer or key employee of the Company (or of a corporation the majority of the stock of which is owned by the Company) who is designated as an Eligible Executive by the Board and who acknowledges and agrees in writing to be bound by the terms and conditions of the Plan. No director who is not or was not also an employee may become an Eligible Executive.

            2.07 "HEALTH BENEFIT" shall mean an insurance arrangement which supplements Medicare, if such arrangement is then offered by an insurance company licensed to do business in any state in the United States.

            2.08 "PLAN" shall mean this American Locker Group Incorporated Supplemental Executive Retirement Plan.


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            2.09 "SPOUSE" shall mean the person to whom the Eligible Employee is married at the time of his or her death.

            2.10 "SPOUSE BENEFIT" is a monthly amount equal to 50% of the amount of an Eligible Employee's Supplemental Benefit payable to the Eligible Employee's Spouse for the Spouse's life commencing with the first day of the month next following the Eligible Employee's death and continuing until the first day of the month immediately preceding the death of the Spouse.

            2.11 "SUPPLEMENTAL BENEFIT" shall mean a benefit payable in a monthly amount determined by the Board of Directors at the time an Eligible Employee is designated as eligible to participate in this Plan for the life of the Eligible Executive on the first day of each month commencing with the month in which the earlier of the events described in Section 4.1 occurs and ending with the month in which the Eligible Executive's death occurs.

ARTICLE III.      ELIGIBILITY TO PARTICIPATE

            An  executive   employee  of  the  Company   shall  be  entitled  to
participate in this Plan only if he or she (i) is designated as an Eligible Executive under this Plan by the Board of Directors in a resolution duly adopted, (ii) the resolution of the Board of Directors designating the Eligible Employee sets forth the amount of the Supplemental Benefit payable to the Eligible Employee or a formula or other method of determining the Supplemental Benefit payable to the Eligible Employee, (iii) is notified in writing of the Board's resolution and of the terms and conditions of the Plan and (iv) agrees in writing, in a form acceptable to the Committee, to be bound by the terms and conditions of this Plan. The Committee shall cause each person whose recommendation is accepted to be notified in writing of his or her eligibility to participate in the Plan and to be supplied with a written copy of this Plan as then in effect. Except with respect to employees designated as Eligible
Executives in accordance with this Article III, no employee and no person claiming through an employee shall have any right to any benefits under this Plan.

ARTICLE IV. BENEFITS UNDER THE PLAN

            4.01  BENEFIT PAYABLE TO THE ELIGIBLE EXECUTIVE.
            Commencing with the earlier of a Change in Control or the Eligible Executive's Actual Retirement, the Company shall pay or cause to be paid to the Eligible Executive the Supplemental Benefit and shall cause the Eligible Executive and the Eligible Executive's dependents, if any, to be covered under the Health Benefit for the life of the Eligible Employee. 4.02 BENEFIT PAYABLE TO SPOUSE. If the Spouse survives the Eligible Executive, the Company shall pay to the Spouse the Spouse Benefit and shall cause the Spouse and the Spouse's dependents, if any, to be covered under the Health Benefit for the life of the Spouse. 4.03 CESSATION OF COMPANY OBLIGATION. Upon the death of the later to die of the Eligible Executive and the Spouse, the Company's obligation with respect to an Eligible Executive shall cease and no amount shall be payable under this Plan to any other person.

ARTICLE V.  MISCELLANEOUS

            5.01 ADMINISTRATION.
            This Plan shall be administered by the Committee which shall have all powers and authority necessary to interpret the Plan and take any action the Committee, in its collective discretion, deems necessary or appropriate. The determinations and action of the Committee shall be final and binding upon the Company and each Eligible Executive.

            5.02  WITHHOLDING.
            To the extent amounts payable hereunder are determined by the Company in good faith to be subject to federal, state or local income or other tax, the Company may withhold from each such payment an amount necessary to meet the payor's obligation under the applicable federal, state or local law.

            5.03  NO SEPARATE FUND.
            The amounts payable under this Plan are payable from the general assets of the Company and no special fund or arrangement is intended to be established hereby nor shall the Company be required to earmark, place in trust or otherwise segregate assets with respect to this Plan or any benefits hereunder. In the event any amount becomes payable under this Plan, the payee or potential payee of such amount shall have rights no greater than the rights of a general creditor of the Company.

            5.04  GOVERNING LAW.
            This Plan shall be construed under the laws of the Commonwealth of Pennsylvania, without regard to its principles of conflict of laws.

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            5.05  FUTURE EMPLOYMENT.
            Eligibility to participate in this Plan shall not be construed as providing to any Eligible Executive the right to be retained in the employment of the Company.

            5.06  NO PLEDGE OR ATTACHMENT.
            No benefit which is or may become payable under this Plan shall be subject to any anticipation, alienation, sale, transfer, pledge, encumbrance or hypothecation or subject to any attachment, levy or similar process and any attempt to effect any such action shall be null and void.

            5.07  AMENDMENT AND TERMINATION; EFFECT ON BENEFITS.
            This Plan may not be terminated until all benefits payable to or with respect to each Eligible Employee have been paid in full. No amendment or purported amendment to this Plan shall have the effect of reducing or eliminating an benefit accrued hereunder as of the date of such amendment or causing any Eligible Employee (or his Spouse) to cease to be eligible to receive benefits hereunder. This Plan may not be amended or terminated (except to increase benefits hereunder) after the earliest to occur of the following:

            (a) the Actual  Retirement  of the  Executive;
            (b) the death of the Eligible Executive; or
            (c) a Change in Control of the Company.


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ARTICLE VI. EXECUTION

            To record the due adoption of this Plan, the Company has caused its duly authorized officer to execute the Plan, for and on behalf of the Company, as of the 1st day of January, 1998.

                              AMERICAN LOCKER GROUP INCORPORATED


                              By:    /S/ROY J. GLOSSER
                                     ---------------------
                                     Roy J. Glosser
                              Title: President and Chief Operating Officer